UNITED STATES
                           SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C. 20549

                                     FORM 8-K

                                 CURRENT REPORT

                        PURSUANT TO SECTION 13 OF 15(d) OF THE
                           SECURITIES EXCHANGE ACT OF 1934

          Date of report (Date of earliest event reported): August 5, 2003

                          Multi-Tech International, Corp.
                 (Exact name of Registrant as specified in charter)


           Nevada                        0-25909           86-0931332
   (State or other jurisdiction        (Commission       (I.R.S. Employer
        of incorporation)              File Number)       Identification)


              9974 Huntington Park Drive, Strongsville, Ohio 44136

                (Address of Principal Executive Offices) (Zip Code)


         Registrant's telephone number, including area code: (440) 759-7470


                    760 Killian Road, Akron, Ohio           44319

            (Former Name or Former Address, if Changed Since Last Report)

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ITEM 1.  CHANGES IN CONTROL OF REGISTRANT.  Not applicable.

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.  Not applicable

ITEM 3.  BANKRUPTCY OR RECEIVERSHIP.  Not applicable.

ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.  Not applicable.

Item 5.  Other Events and Regulation FD Disclosure
On August 5, 2003 management of the Registrant learned that on July 10, 2003, the U.S. Securities and Exchange Commission filed a Complaint in the United States District Court for the Northern District of Ohio, against AlphaCom, Inc., and Robert Snyder, AlphaCom's President for the alleged fraudulent sales of AlphaCom securities. According to releases by the U.S. Securities and Exchange Commission on the U.S. Securities and Exchange Commission website, the Complaint alleges, amongst other things, that AlphaCom does not own the exclusive rights to novel Internet technologies, Network Utilities
(NU) and Very Minimal Shift Keying (VMSK). The Complaint also charges Robert Snyder, president of AlphaCom with several violations of U.S. securities laws.

Management of the Registrant is reviewing these allegations and investigating the surrounding circumstances. Management is also reviewing its agreement with AlpaCom in order to determine the effects on the Registrant under such agreement. Given these allegations the Registrant is assessing its relationship with AlphaCom and is exploring additional opportunities for growth through affiliations with third party early stage technology companies.

ITEM 6.  RESIGNATIONS OF REGISTRANT'S DIRECTORS.  Not applicable

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.  Not applicable

ITEM 8.  CHANGE IN FISCAL YEAR.  Not applicable.

ITEM 9.  REGULATION FD DISCLOSURE.  Not applicable.

Item 10. Amendments to the Registrant's Code of Ethics, or Waiver of a Provision of the Code of Ethics. Not applicable.

ITEM 11. Temporary Suspension of Trading Under Registrant's Employee Benefit Plans. Not applicable.

ITEM 12.  Results of Operations and Financial Condition.  Not applicable



                               SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                           MULTI-TECH INTERNATIONAL CORP.

                           By: /s/ David F. Hostelley
                          --------------------------------
Dated: August 7, 2003     David F. Hostelley, Interim President